UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2016

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-31817	42-1241468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2016, Cedar Realty Trust, Inc. (the “Company”) and Cedar Realty Trust Partnership, L.P. (the “Partnership”) entered into amended and restated employment agreements with each of Bruce J. Schanzer, Philip Mays, and Robin McBride Zeigler (as amended and restated, the “Employment Agreements”).

Amended and Restated Employment Agreement with Bruce Schanzer, President and Chief Executive Officer.

On August 4, 2016, the Company, the Partnership, and Mr. Bruce J. Schanzer entered into an amended and restated employment agreement (the “Schanzer Employment Agreement”). The Schanzer Employment Agreement amends and restates in its entirety Mr. Schanzer’s existing employment agreement dated as of June 15, 2011. The initial term of the Schanzer Employment Agreement will be seven years from June 15, 2011, the effective date of Mr. Schanzer’s original employment agreement, unless either party terminates the Schanzer Employment Agreement earlier pursuant to its terms, or the parties mutually agree to renew the Schanzer Employment Agreement.

The Schanzer Employment Agreement removed the “modified single trigger” provision in the original employment agreement that required the Company to provide severance payments to Mr. Schanzer following a change in control. Under the Schanzer Employment Agreement, cash severance is payable only if Mr. Schanzer is terminated by the Company or the Partnership other than for Cause or on account of death or disability, or if Mr. Schanzer resigns for Good Reason, which no longer includes a change in control. Additionally, the Schanzer Employment Agreement added a provision which clarifies that nothing in the Schanzer Employment Agreement shall prohibit Mr. Schanzer from making any disclosures to a governmental agency that are protected under the whistleblower provisions of applicable federal or state law or regulation, and which note Mr. Schanzer’s whistleblower immunity under the Defend Trade Secrets Act of 2016 (“DTSA”). There were no changes to Mr. Schanzer’s base salary or target bonus.

Amended and Restated Employment Agreement with Philip Mays, Chief Financial Officer.

On August 4, 2016, the Company, the Partnership, and Mr. Philip Mays entered into an amended and restated employment agreement (the “Mays Employment Agreement”). The Mays Employment Agreement amends and restates in its entirety Mr. Mays’ existing employment agreement dated as of July 15, 2015. The initial term of the Mays Employment Agreement will be three years from June 6, 2015, the effective date of Mr. Mays’ original employment agreement, unless either party terminates the Mays Employment Agreement earlier pursuant to its terms, or the parties mutually agree to renew the Mays Employment Agreement.

The Mays Employment Agreement removed the “modified single trigger” provision in the original employment agreement that required the Company to provide severance payments to Mr. Mays following a change in control. Under the Mays Employment Agreement, cash severance is payable only if Mr. Mays is terminated by the Company or the Partnership other than for Cause or on account of death or disability, or if Mr. Mays resigns for Good Reason, which no longer includes a change in control. Additionally, the Mays Employment Agreement added a provision which clarifies that nothing in the Mays Employment Agreement shall prohibit Mr. Mays from making any disclosures to a governmental agency that are protected under the whistleblower provisions of applicable federal or state law or regulation, and which notes Mr. Mays’ whistleblower immunity under the DTSA. There were no changes to Mr. Mays’ base salary or target bonus.

Amended and Restated Employment Agreement with Robin McBride Zeigler, Chief Operating Officer.

On August 4, 2016, the Company, the Partnership, and Ms. Robin McBride Zeigler entered into an amended and restated employment agreement (the “Zeigler Employment Agreement”). The Zeigler Employment Agreement amends and restates in its entirety Ms. Zeigler’s existing employment agreement dated as of February 26, 2016. The initial term of the Zeigler Employment Agreement will be three years from March 31, 2016, the effective date of Ms. Zeigler’s original employment agreement, unless either party terminates the Zeigler Employment Agreement earlier pursuant to its terms, or the parties mutually agree to renew the Zeigler Employment Agreement.

The Zeigler Employment Agreement removed the “modified single trigger” provision in the original employment agreement that required the Company to provide severance payments to Ms. Zeigler following a change in control. Under the Zeigler Employment Agreement, cash severance is payable only if Ms. Zeigler is terminated by the Company or the Partnership other than for Cause or on account of death or disability, or if Ms. Zeigler resigns for Good Reason, which no longer includes a change in control. Additionally, the Zeigler Employment Agreement added a provision which clarifies that nothing in the Zeigler Employment Agreement shall prohibit Ms. Zeigler from making any disclosures to a governmental agency that are protected under the whistleblower provisions of applicable federal or state law or regulation, and which notes Ms. Zeigler’s whistleblower immunity under the DTSA. There were no changes to Ms. Zeigler’s base salary or target bonus.

The summaries of the Employment Agreements set forth above are qualified in their entirety by the full text of the Employment Agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2016

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO